UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 16, 2024

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HNNA	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HNNAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Neil J. Hennessy

On September 20, 2024, Hennessy Advisors, Inc. (the “Company”) entered into a Second Amendment to the Fourth Amended and Restated Employment Agreement with Neil J. Hennessy, which amends the Fourth Amended and Restated Employment Agreement, dated as of February 22, 2019, as previously amended on February 8, 2024, between the Company and Mr. Hennessy. Effective as of October 1, 2024, the amendment reduces the quarterly incentive‑based bonus payable to Mr. Hennessy for each fiscal quarter from 6.5% to 5.0% of pre‑tax profits for such fiscal quarter, where pre‑tax profits are computed without regard to (a) bonuses payable to employees (including related payroll tax expenses) for the fiscal year, (b) depreciation expense, (c) amortization expense, (d) compensation expense related to restricted stock units (or other stock-based compensation expense), and (e) asset impairment charges (“adjusted pre‑tax profit”), and (2) reduces from 6.5% to 5.0% the percentage amount used in the calculation to reduce the reserve account if the Company has an adjusted pre-tax loss (computed in the same manner as adjusted pre-tax profit) during any subsequent quarter in the same fiscal year.

The Second Amendment to the Fourth Amended and Restated Employment Agreement with Mr. Hennessy is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Fourth Amended and Restated Employment Agreement, as previously amended, is incorporated by reference herein from the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2019, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2024, respectively.

Teresa M. Nilsen

On September 20, 2024, the Company entered into a Second Amendment to the Employment Agreement with Teresa M. Nilsen, which amends the Employment Agreement, dated as of January 26, 2018, as previously amended on February 8, 2024, between the Company and Ms. Nilsen. Effective as of October 1, 2024, the amendment (i) increases the quarterly incentive‑based bonus payable to Ms. Nilsen for each fiscal quarter from 3.5% to 5.0% of adjusted pre‑tax profit for such fiscal quarter, (ii) increases from 3.5% to 5.0% the percentage amount used in the calculation to reduce the reserve account if the Company has an adjusted pre-tax loss (computed in the same manner as adjusted pre-tax profit) during any subsequent quarter in the same fiscal year, and (iii) increases Ms. Nilsen’s annual base salary to $375,000.

The Second Amendment to the Employment Agreement with Ms. Nilsen is attached as Exhibit 99.2 hereto and is incorporated herein by reference. A copy of the Employment Agreement, as previously amended, is incorporated by reference herein from the Company’s Current Report on Form 8‑K filed with the SEC on January 25, 2018, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 8, 2024, respectively.

Kathryn R. Fahy

On September 16, 2024, the Compensation Committee of the Board of Directors of the Company approved an adjustment to the annual base salary for Kathryn R. Fahy, the Company’s Chief Financial Officer and Senior Vice President, to $275,000. The salary adjustment is effective as of October 1, 2024.

Item 9.01.         Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit	Description

99.1	Second Amendment to the Fourth Amended and Restated Employment Agreement, dated as of September 20, 2024, between Hennessy Advisors, Inc. and Neil J. Hennessy.

99.2	Second Amendment to the Employment Agreement, dated as of September 20, 2024, between Hennessy Advisors, Inc. and Teresa M. Nilsen.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

September 20, 2024	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President